UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2014 (September 24, 2014)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 24, 2014, Delcath Systems, Inc. (the “Company”) received the consent of its landlord SLG 810 Seventh Lessee LLC (“SLG”) with respect to the Company’s proposed sublease of the remainder of its leased office space at 810 Seventh Avenue, Suite 3505, New York, New York to ICV Partners, LLC (“ICV”).

The terms of the Sublease Agreement with ICV dated August 18, 2014 provides that the Company is subletting 8,629 rentable square feet of office space to ICV, which constitutes the remainder of the Company’s leased space at that location. The term of the Sublease Agreement commences upon October 1, 2014, and ends on March 30, 2021. The Sublease Agreement expressly provides that the agreement would not be effective until such time as SLG provided its written consent, which occurred on September 24, 2014. The rent to be paid by ICV to the Company for the sublet premises shall be $396,934 annually, commencing on the fifth month of the sublease and extending through the sixteenth month. The rent for months 17 through 28 shall be $404,873 annually, for months 29 through 40 shall be $412,970 annually, for months 41 through 52 shall be $421,230 annually, for months 53 through 65 shall be $429,654 annually, for months 66 through 77 shall be $438,247 annually, and for months 78 through the expiration date shall be $447,012 annually. ICV shall also pay to the Company additional rent of $2,157.25 monthly to compensate the Company for ICV’s electricity and gas usage. The Company will provide ICV an improvement allowance of $107,862.50, in the form of a rent credit.

In addition, on September 29, 2014, the Company received consent from Paramount Group, Inc., as agent for 1301 Properties Owner LP, the prime landlord to Dresdner Kleinwort Group Holdings, LLC (“Dresdner”) to a License Agreement between Dresdner and the Company dated September 23, 2014. Pursuant to the License Agreement, the Company is receiving a license to utilize approximately 5,818 rentable square feet of office space on the 43rd floor of the building located at 1301 Avenue of the Americas, New York, New York. The term of the License Agreement extends to May 20, 2016. The License Agreement provides that it would not be effective until such time as the prime landlord provided its written consent, which occurred on September 29, 2014. The Company shall pay a fee to Dresden of $16,666.67 per month pursuant to the agreement. The Company is relocating its corporate headquarters to this location, which represents a significant decrease in total square footage and cost from its 810 Seventh Avenue, New York, New York location.

The foregoing descriptions of the Sublease Agreement with ICV and the License Agreement with Dresdner are not complete, and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference, as well as to the full text of the Company’s Lease Agreement with SLG, which was filed with the Company’s Form 10-Q on May 5, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Sublease Agreement between Delcath Systems, Inc. and ICV Partners, LLC dated August 18, 2014

10.2	License Agreement between Delcath Systems, Inc. and Dresdner Kleinwort Group Holdings, LLC dated September 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: September 30, 2014	By:	/s/ Peter J. Graham

	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sublease Agreement between Delcath Systems, Inc. and ICV Partners, LLC dated August 18, 2014

10.2	License Agreement between Delcath Systems, Inc. and Dresdner Kleinwort Group Holdings, LLC dated September 23, 2014